UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2005

Electronics for Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2005, the Compensation Committee of the Board of Directors (the "Board") of Electronics for Imaging, Inc. (the "Company") approved annual base salary and equity awards of (i) options to purchase common stock under the 2004 Equity Incentive Plan and (ii) performance-based restricted common stock under the 2004 Equity Incentive Plan for the following executive officers: Guy Gecht, the Company's Chief Executive Officer, Fred Rosenzweig, the Company's President, and Joseph Cutts, the Company's Chief Financial Officer and Chief Operating Officer.

The Compensation Committee made the following approvals:

1. Guy Gecht was granted an option to purchase 216,667 shares of common stock, Fred Rosenzweig was granted an option to purchase 166,667 shares of common stock, and Joseph Cutts was granted an option to purchase 100,000 shares of common. Each stock option has an exercise price of $17.00 per share, representing the closing price of the Company's common stock on the Nasdaq Stock Market on the date of grant. The foregoing grants represent the first option grants to the Company's officers since August of 2003.

2. Guy Gecht was granted a restricted stock award of 43,333 shares of common stock, Fred Rosenzweig was granted a restricted stock award of 33,333 shares of common stock and Joseph Cutts was granted a restricted stock award of 20,000 shares of common stock. The restricted stock awards are subject to restrictions, which lift depending on the achievement by the Company of financial targets or plans specified by the Board. These restrictions lift fully on November 30, 2011.

3. Guy Gecht and Fred Rosenzweig received additional shares of restricted common stock in lieu of cash portions of their respective bonuses for the 2005 plan year. Mr. Gecht will receive 50% of his bonus in 18,441 shares of restricted common stock. Fred Rosenzweig will receive 12.5% of his bonus in 3,713 shares of restricted common stock. The restricted stock awards are subject to restrictions, which lift depending on the achievement by the Company of financial targets or plans specified by the Board. These restrictions lift fully on January 31, 2011.

4. The annual base salary and bonus targets of Guy Gecht, Fred Rosenzweig and Joseph Cutts did not change. Mr. Gecht's base salary remained unchanged at $570,000 per year and his bonus target remained at 100% of his annual base salary. Mr. Rosenzweig's base salary remained unchanged at $510,000 per year and his bonus target remained unchanged at 90% of his annual base salary. Mr. Cutts' base salary remained unchanged at $350,000 per year and his bonus target remained unchanged at 70% of his annual base salary.

5. Guy Gecht, Fred Rosenzweig and Joseph Cutts did not receive any bonus for the year 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

April 15, 2005	By:	/s/ Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer and Chief Operating Officer